EXHIBIT 23.1

KPMG LLP

Chartered Accountants

PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3

Canada

Telephone  (604) 691-3000

Fax(604) 691-3031

Internetwww.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors Xenon Pharmaceuticals Inc.

We consent to the use of our audit report dated March 12, 2015, with respect to balance sheets as at December 31, 2014 and December 31, 2013, and the related statements of operations, comprehensive income (loss), changes in redeemable convertible preferred shares and shareholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2014, incorporated by reference in this Registration Statement on Form S-3 and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ KPMG LLP

Chartered Professional Accountants December 7, 2015

Vancouver, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.